EXHIBIT 99.1

Know Labs Expands Medical and Scientific Advisory Board

New Members Bring Extensive Clinical Diabetes Management and FDA Expertise

SEATTLE – December 14, 2023 – Know Labs, Inc. (NYSE American: KNW), an emerging developer of non-invasive medical diagnostic technology, today announced the appointment of four new members to the Company’s Medical and Scientific Advisory Board. The new additions to the Advisory Board are Jeff Hitchcock, Karmeen Kulkarni, Dr. Meng Tan and Dr. Satish Garg. They bring to the board extensive experience in clinical diabetes management, including the advancement of new technologies and innovation in medical diagnostics.

The Medical and Scientific Advisory Board is chaired by Know Labs’ Chief Medical Officer, Dr. James H. “Andy” Anderson. The Advisory Board provides guidance to the executive team and Board of Directors at Know Labs as the Company moves from the laboratory to clinical testing and thence to the FDA for clearance of the first truly non-invasive continuous glucose monitor.

Jeff Hitchcock is the Founder, President, and CEO of Children with Diabetes (CWD), an Honorary Member of the International Society for Pediatric and Adolescent Diabetes (ISPAD), and a recipient of the T1D Exchange 2021 Outstanding Parent Advisor Award. Hitchcock founded CWD in 1995 in response to his then seven-year-old daughter’s T1D diagnosis in 1989. Inspired by his family’s experience, Hitchcock set out to create an informative online destination with resources and support for families dealing with T1D. CWD provides families and caregivers with guidance through original high-quality, science-based content and practical suggestions from trusted sources including pediatric endocrinologists, certified diabetes educators, nurses, nutritionists, researchers, advocates, and fellow parents.

Karmeen Kulkarni, MS, RD, BC-ADM, CDCES, is a certified diabetes care and education specialist, board certified advanced diabetes manager and registered dietitian. Recognized internationally for her clinical expertise and contributions to nutrition and diabetes management, Kulkarni has received numerous national awards from the American Dietetic Association, American Diabetes Association and Abbott Diabetes Care. Most recently, Kulkarni served as the Director of Global Scientific Affairs, Continuous Glucose Monitoring (CGM), at Abbott Diabetes Care. Prior to her time at Abbott Diabetes Care, Kulkarni coordinated the Diabetes Center at St. Mark’s Hospital, recognized as a Regional Center for the Intermountain West, serving adolescent to geriatric populations and specializing in insulin pumps, multiple daily injection (MDI) therapy, and CGMs.

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Meng Tan, M.D., is currently Professor Emeritus of Internal Medicine, Division of Metabolism, Endocrinology and Diabetes at the University of Michigan. Dr. Tan graduated with his M.D. from Dalhousie University, Halifax, Canada, and completed his post-doctoral training in diabetes at the Joslin Diabetes Center, Harvard University and in lipoprotein metabolism at the Cardiovascular Research Institute, University of California, San Francisco. Prior to joining the University of Michigan, he was a Distinguished Medical Fellow, Lilly Research Laboratories and Global Medical Director, Diabetes Endocrine Platform Team at Eli Lilly and Company. Dr. Tan was Professor of Medicine and Biochemistry and Head, Division of Endocrinology and Metabolism, Dalhousie University before working in diabetes-related industry. He also previously held several leadership roles in diabetes-focused organizations, including serving as a past president of the Canadian Diabetes Association and Vice President of the International Diabetes Federation.

Satish Garg, M.D., is a Professor of Medicine and Pediatrics at the Adult Clinic of the Barbara Davis Center for Diabetes (BDC) at the University of Colorado School of Medicine. Dr. Garg joined the Barbara Davis Center in 1988 and became the Founder and Director of the BDC Adult Clinic. Dr. Garg has published over 350 original manuscripts in peer-reviewed journals and his research interests include the development of new diagnostic and therapeutic tools related to clinical diabetes management. He has been part of several studies that have brought technological breakthroughs to diabetes care, including the FDA approved several Continuous Glucose Monitors (CGMs) and Medtronic MiniMed 670G and 780G hybrid closed-loop systems. Dr. Garg also serves as the Editor-in-Chief of Diabetes Technology and Therapeutics Journal, one of the leading journals in the field of emerging diabetes technologies and therapeutics. He is also the Director of the Achieve Targets in Diabetes Care (ATDC) Conference held in July annually in Keystone, Colorado.

The new appointees will join the two existing members of the Medical and Scientific Advisory Board, Larry Ellingson, Vice President of the National Diabetes Volunteer Leadership Council, who recently joined the Know Labs Board of Directors, and Donna Ryan, RN, RD, MPH, CDE, former President of the American Association of Diabetes Educators.

“We are very pleased to expand our existing Medical and Scientific Advisory Board with these distinguished researchers, innovators and clinical experts,” said Ron Erickson, CEO and Chairman at Know Labs. “They share a deep passion for advancing diabetes management, a central part of Know Labs’ mission. As we work to bring the first FDA-cleared non-invasive blood glucose monitor to the marketplace, their insights will be instrumental in advancing our ongoing clinical research and in understanding the specific needs of the patient populations our device is designed to support."

For more information on Know Labs, visit www.knowlabs.co.

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About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

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